Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-119286, 333-105583, 333-94317, 333-81690, 333-59602, 333-54566, 333-54568, 333-48460, 333-48464, 333-39440, 333-38828, 333-38834 and 333-31420) pertaining to the 1997 Stock Plan, 1999 Stock Plan, 1999 Employee Stock Purchase Plan, 2000 Nonstatutory Stock Option Plan, RightPoint Software, Inc. 1996 Stock Option Plan, Octane Software, Inc. 1997 Stock Option Plan, Octane Software, Inc. Nonstatutory Stock Option Plan, Octane Software, Inc. 2000 Pennsylvania Plan, iLeverage Corporation 1997 Stock Plan, eClass Direct, Inc. 1998 Stock Plan, Chief Executive Officer Common Stock Sale, Moss Software, Inc. 1997 Stock Option Plan and Moss Software, Inc. 2001 Stock Option Plan of Epiphany, Inc. of our report dated March 9, 2005, with respect to the consolidated financial statements of Epiphany, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

San Francisco, California

March 9, 2005